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






             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders on Tuesday, April 30, at 10 a.m., in the Atlanta Civic Center, Atlanta, Georgia.

We are very pleased that Ms. Cathleen Black, president of Hearst Magazines, who was elected to the Board in July 1995, and Mr. Juergen Dormann, chairman of the management board of Hoechst AG, who was elected to the Board in January 1996, are nominees for the first time.

Mr. Jerome B. York left the Board in September 1995 upon his resignation from IBM. Mr. Fritz Gerber will retire from the Board in April, and is not a nominee for election this year. We are very grateful to Mr. Gerber for his many contributions during his tenure on the Board and will miss his participation.

Please sign, date, and return the enclosed Proxy Card in the envelope provided as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you plan to attend the meeting, please mark the box where indicated on the Proxy Card. If you will need special assistance at the meeting because of a disability, please contact the Office of the Secretary, Armonk, N.Y. 10504.

Very truly yours,


/s/ Louis V.Gerstner, Jr.

Louis V.Gerstner, Jr.
Chairman of the Board



                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT




Table of Contents                              Page

Notice of 1996 Annual Meeting of Stockholders     3

1. Election of Directors for a Term of One Year   5

General Information:

o     Board of Directors                          8

o     Committees of the Board                     8

o     Other Relationships                         10

o     Directors' Compensation                     10

o     Common Stock and Total Stock-based Holdings 11

Report on Executive Compensation                  13

o     Summary Compensation Table                  17

o     Performance Graph                           23

2. Ratification of Appointment of Auditors        24

3. Stockholder Proposal                           25

Other Business                                    27

Proxies and Voting at the Meeting                 27

                                     International Business Machines Corporation
                                     Armonk, New York 10504
                                     March 18, 1996


Notice of Meeting

The Annual Meeting of Stockholders of International Business Machines Corporation will be held on Tuesday, April 30, 1996, at 10 a.m., in the Atlanta Civic Center, 395 Piedmont Avenue, N.E., Atlanta, Georgia. The items of business are:
1.   Election of directors for a term of one year.

2.   Ratification of the appointment of auditors.

3. Such other matters, including one stockholder proposal, as may properly come before the meeting.

These items are more fully described in the following pages, which are hereby made a part of this Notice. Only stockholders of record at the close of business on March 11, 1996, are entitled to vote at the meeting. Stockholders are reminded that shares cannot be voted unless the signed Proxy Card is returned or other arrangements are made to have the shares represented at the meeting.


/s/ John E. Hickey

John E. Hickey
Vice President and Secretary





This Proxy Statement and the accompanying form of Proxy Card are being mailed beginning on or about March 18, 1996, to stockholders entitled to vote. The IBM 1995 Annual Report, which includes financial statements, is being mailed with this Proxy Statement. Kindly notify First Chicago Trust Company of New York, Mail Suite 4688, P.O. Box 2530, Jersey City, N.J. 07303-2530, telephone 201-324-0405, if you did not receive a report, and a copy will be sent to you.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

1. Election of Directors for a Term of One Year

                    The Board proposes the election of the following directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as Proxies on the enclosed Proxy Card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors.


                    CATHLEEN BLACK, 51, is president of Hearst Magazines, a division of The Hearst Corporation, a diversified communications company. She is a member of IBM's Directors and Corporate Governance Committee. Prior to joining Hearst Magazines, she was president and chief executive officer of
[PHOTO] Newspaper Association of America from 1991 to 1996, executive vice president/marketing for Gannett Company, Inc. from 1985 to 1991, and president, then publisher, of USA TODAY from 1983 to 1985. She is a director of The Coca-Cola Company, the Advertising Council and the United Way of America and a trustee of the University of Notre Dame. Ms. Black became an IBM director in 1995.


                    HAROLD BROWN, 68, is a counselor, Center for Strategic and International Studies, Washington, D.C., and a general partner in Warburg, Pincus & Company, a venture banking and
[PHOTO] money management firm. He is chairman of IBM's Directors and Corporate Governance Committee and a member of IBM's Executive Committee. He is a former U.S. Secretary of the Air Force. He is a director of Alumax Inc., Cummins Engine Company, Inc., Philip Morris Companies Inc., and Mattel, Inc.; a member of the National Academy of Sciences and the National Academy of Engineering; and a trustee and president emeritus of the California Institute of Technology. Dr. Brown was an IBM director from 1972 to 1977. After serving as U.S. Secretary of Defense, he became an IBM director again in 1981.


                    JUERGEN DORMANN, 56, is chairman of the management board of Hoechst AG, a chemicals and pharmaceuticals company. He is a member of IBM's Audit Committee. Mr. Dormann joined Hoechst
[PHOTO] in 1963 and was elected finance and accounting director in 1987 and to his present position in 1994. He is a director of Wacker Chemie GmbH, Allianz Lebensversicherungs AG and Rheinische Hypothekenbank AG. Mr. Dormann became an IBM director in 1996.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


                    LOUIS V. GERSTNER, JR., 54, is chairman of the Board and chief executive officer of IBM and chairman of IBM's Executive Committee. From 1989 until joining IBM, he was
[PHOTO] chairman of the board and chief executive officer of RJR Nabisco Holdings Corp., an international consumer products company. From 1985 to 1989, Mr. Gerstner was president of American Express Company, and from 1983 to 1989, he was chairman and chief executive officer of American Express Travel Related Services Co., Inc. He is a member of the board of directors of Bristol-Myers Squibb Company and The New York Times Company. Mr. Gerstner is vice chairman of the board of the New American School Development Corp., a director of The Council on Foreign Relations and a member of the Smithsonian Board of Regents. Mr. Gerstner became an IBM director in 1993.


                    NANNERL O. KEOHANE, 55, is president and professor of political science at Duke University. She is a member of IBM's Directors and Corporate Governance Committee. She was
[PHOTO] formerly president of Wellesley College, and a former faculty member at Swarthmore College and Stanford University. She is a member of The Council on Foreign Relations and the American Academy of Arts and Sciences, and a trustee of the Colonial Williamsburg Foundation. Dr. Keohane is a member of the MIT Corporation and has served as vice president of the American Political Science Association. Dr. Keohane became an IBM director in 1986.

                    CHARLES F. KNIGHT, 60, is chairman, chief executive officer and president of Emerson Electric Co., an electronics company. He is chairman of IBM's Executive Compensation and
[PHOTO] Management Resources Committee and a member of IBM's Executive Committee. He joined Emerson Electric in 1972 as vice chairman and was elected chief executive officer in 1973, chairman in 1974 and president in 1995. Prior to joining Emerson, he was president of Lester B. Knight & Associates, Inc., a consulting engineering firm. He is a director of SBC Communications Inc., Anheuser Busch Companies, Inc., and The British Petroleum Company p.l.c. Mr. Knight became an IBM director in 1993.

                    LUCIO A. NOTO, 57, is chairman and chief executive officer of Mobil Corporation, an oil, gas and petrochemical company.
[PHOTO] He is a member of IBM's Audit Committee. Mr. Noto joined Mobil in 1962 and was elected to Mobil's board in 1988. He was elected chief financial officer in 1989, president and chief operating officer in 1993, and to his present position in 1994. He also serves as chairman of Mobil's executive committee. Mr. Noto is a member of The Council on Foreign Relations. He became an IBM director in 1995.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


                    JOHN B. SLAUGHTER, 62, is president of Occidental College. He is a member of IBM's Audit Committee. He is a former chancellor of the University of Maryland and a former
[PHOTO] director of the National Science Foundation. He is a director of the Atlantic Richfield Company, Avery Dennison Corporation, Monsanto Company, and Northrop Grumman Corporation. He is a member of the National Academy of Engineering, a member of the American Academy of Arts and Sciences, a fellow of the American Association for the Advancement of Science, a fellow of the Institute of Electrical and Electronics Engineers, and a member of the Hall of Fame of the American Society for Engineering Education. Dr. Slaughter became an IBM director in 1988.

                    ALEX TROTMAN, 62, is chairman and chief executive officer of the Ford Motor Company, an automotive manufacturer. He is a
[PHOTO] member of IBM's Executive Compensation and Management Resources Committee. Mr. Trotman joined Ford of Britain in 1955 and was elected president of Ford Asia-Pacific in 1983 and chairman of Ford of Europe in 1988. He became president and chief operating officer of Ford Automotive Group and a director in 1993. He was subsequently elected to his present position in 1993. Mr. Trotman became an IBM director in 1994.

                    LODEWIJK C. VAN WACHEM, 64, is chairman of the supervisory board of Royal Dutch Petroleum Company, an oil, gas and petrochemical company. He is chairman of IBM's Audit
[PHOTO] Committee and a member of IBM's Executive Committee. In 1992, Mr. van Wachem retired as president of Royal Dutch Petroleum, a post he had held since 1982. He is a director of ATCO Ltd., ABB Asea Brown Boveri Ltd., and Zurich Versicherungs-Gesellschaft; and a member of the supervisory boards of AKZO N.V., Philips Electronics N.V., and Bavarian Motor Works A.G. Mr. van Wachem became an IBM director in 1992.

                    CHARLES M. VEST, 54, is president and professor of mechanical engineering at the Massachusetts Institute of
[PHOTO] Technology. He is a member of IBM's Executive Compensation and Management Resources Committee. Dr. Vest was formerly the provost and vice president for Academic Affairs of the University of Michigan. He is a director of E. I. du Pont de Nemours and Company, a fellow of the American Association for the Advancement of Science, a member of the National Academy of Engineering and the Corporation of Woods Hole Oceanographic Institution, and a trustee of Wellesley College. Dr. Vest became an IBM director in 1994.

              IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


General Information

Board of Directors

The Board of Directors is responsible for supervision of the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. Consistent with the Company's long-standing practice, the majority of the Board, 11 of the 12 current directors, are outside directors who are neither officers nor employees of IBM or its subsidiaries. In the opinion of the Board, each of the outside directors is independent of management and free of any relationship with the Company that would interfere with his or her exercise of independent judgment in performing the duties of a director.

In addition, the Audit Committee, the Directors and Corporate Governance Committee, and the Executive Compensation and Management Resources Committee are composed entirely of outside directors. The committees of the Board, as well as the full Board, have access to outside consultants and experts as needed in connection with their deliberations.

The Board of Directors held 11 meetings during 1995. Overall attendance at Board and committee meetings was 93 percent. Attendance was at least 78 percent for each director. Following the Annual Meeting, the Board will consist of eleven directors. In the interim between Annual Meetings, the Board has the authority under the By-laws to increase or decrease the size of the Board and fill vacancies.

Committees of the Board

The Executive Committee, the Audit Committee, the Directors and Corporate Governance Committee, and the Executive Compensation and Management Resources Committee are the standing committees of the Board of Directors.


                                                        Executive
                                        Directors       Compensation and
                                        and Corporate   Management
Executive                Audit          Governance      Resources
-----------------------------------------------------------------
L.V. Gerstner, Jr.*   L.C. van Wachem*   H. Brown*      C.F. Knight*
H. Brown              J. Dormann         C. Black       A. Trotman
C.F. Knight           L.A. Noto          F. Gerber**    C.M. Vest
L.C. van Wachem       J.B. Slaughter     N.O. Keohane


*Chairman
**Retiring April 30, 1996

Executive Committee

The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The committee meets as necessary, and all actions by the committee are reported at the next Board of Directors meeting. The committee did not meet in 1995.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

Audit Committee

The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the Board of Directors the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company.

The Audit Committee is composed of outside directors who are not officers or employees of IBM or its subsidiaries. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held four meetings in 1995.

Directors and Corporate Governance Committee

The Directors and Corporate Governance Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting.

The committee advises and makes recommendations to the Board on all matters concerning directorship practices, including retirement policies and compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board.

The committee reviews and considers the Company's position and practices on significant issues of corporate public responsibility, such as equal employment opportunity, protection of the environment, and philanthropic contributions, and it reviews and considers stockholder proposals dealing with issues of public or social interest. Members of this committee are outside directors who are not officers or employees of IBM or its subsidiaries. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held three meetings in 1995.

Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary of the Corporation, giving the recommended candidate's name, biographical data, and qualifications.

Executive Compensation and Management Resources Committee

The Executive Compensation and Management Resources Committee has responsibility for administering and approving all elements of compensation for elected corporate officers and certain other senior management positions. It also approves, by direct action or through delegation, participation in and all awards, grants, and related actions under the provisions of the IBM Stock Option Plans and the Long-Term Performance Plans, reviews changes in the IBM Retirement Plan primarily affecting IBM corporate officers, and manages the operation and administration of the IBM Extended Tax Deferred Savings Plan and the IBM Supplemental Executive Retirement Plan. The committee reports to stockholders on executive compensation items as required by the Securities and Exchange Commission (page 13). The committee has responsibility for reviewing the Company's management resources programs and for recommending qualified candidates to the Board for election as officers.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


Members of this committee are outside directors who are not officers or employees of IBM or its subsidiaries and are not eligible to participate in any of the plans or programs that the committee administers. In the opinion of the Board, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The committee held five meetings in 1995.

Other Relationships

The Company and its subsidiaries purchase services, supplies, and equipment in the normal course of business from many suppliers and similarly sell and lease IBM products and services to many customers. In some instances, these transactions occur between IBM and other companies for whom members of IBM's Board serve as executive officers. In 1995, none of these transactions were individually significant or reportable.

The Company has renewed its directors and officers indemnification insurance coverage. This insurance covers directors and officers individually where exposures exist other than those for which the Company is able to provide direct indemnification. These policies run from June 30, 1995, through June 30, 1996, at a total cost of $703,800. The primary carrier is Federal Insurance Company.

Directors' Compensation

In January, the Board of Directors approved a number of changes to its director compensation programs. At that time, the Board decided to eliminate all pension benefits for outside directors and to increase the amount of the retainer paid in stock to each director, from 50 percent to 60 percent. These changes were recommended by the Directors and Corporate Governance Committee and were designed to more closely tie the interests of the Company's outside directors with the interests of its stockholders and to increase each director's proprietary stake in the Company. The Board also decided to increase the annual retainer paid to outside directors from $50,000 to $60,000. In recommending this increase to the Board, the Directors and Corporate Governance Committee reviewed the director compensation practices of the largest U.S. companies in terms of market capitalization and concluded that this increase was appropriate to maintain the continued competitiveness of the total compensation package offered to the Company's outside directors.

Directors who are not employees of the Company now receive an annual retainer of $60,000 and each committee chairman will continue to receive an additional annual retainer of $5,000. Sixty percent of the annual retainer fees is paid in Promised Fee Shares of IBM common stock under the Directors Deferred Compensation and Equity Award Plan (the "DCEAP"). Under the DCEAP, outside directors may defer all or part of their remaining cash compensation to selected later years, to be paid either with interest at a rate equal to the rate on 26-week U.S. Treasury bills updated each January and July, or in Promised Fee Shares, with dividends used to buy additional Promised Fee Shares. Promised Fee Shares are valued based on the market price of IBM common stock and are payable in the form of IBM shares or cash. All amounts under the DCEAP are to be paid only upon retirement or other completion of service as a director. Employee directors receive no additional compensation for service on the Board of Directors or its committees.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


In order to compensate directors for the value of the retirement benefits they had accrued prior to elimination of the retirement plan, the Board credited each director's account under the DCEAP with a number of Promised Fee Shares equal to the value of such accrued benefits. These shares are payable only to those directors who have served at least five years at the time they retire or otherwise complete their service as a director, subject to the discretion of the Board. The number of shares received by each director is set out in the table on page 12 of this proxy statement.

Under the IBM Non-Employee Directors Stock Option Plan, each outside director receives an annual grant of options to purchase 1,000 shares of IBM common stock. The exercise price of the options is the fair market value of IBM common stock on the date of grant and each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the plan) or death of an outside director, all options granted to such director shall become immediately exercisable. Outside directors are provided group life insurance of up to $50,000 and travel accident insurance in the amount of $300,000. Directors are also eligible to participate in the Company's Matching Grants Program on the same basis as the Company's employees.

Common Stock and Total Stock-based Holdings

The following table reflects shares of IBM common stock, as well as all other IBM stock-based holdings, which are beneficially owned by IBM's directors and nominees, the executive officers named in the Summary Compensation Table on page 17, and the directors and executive officers as a group, as of January 31, 1996.

The Table indicates whether voting power and investment power in IBM common stock are solely exercisable by the person named or shared with others. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of shares held. Also shown are shares over which the named person could have acquired such powers within 60 days. Since some shares may appear under both the voting and investment power columns, and since other types of holdings are listed only in the Stock or Total column, the individual columns will not add across to the Total column.

The Table indicates the alignment of these individuals' personal financial interests with the interests of the Company's stockholders because the value of their holdings will increase or decrease in line with the price of IBM stock.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

                                                                   Acquirable      Total
                         Voting Power   Investment Power           within 60   Stock-based
                         ------------------------------
Name                     Sole  Shared      Sole  Shared    Stock(1)  days(2)     holdings(3)
--------------------------------------------------------------------------------------------
C. Black                1,000      81     1,237      81     1,318          -       1,404
H. Brown                    0     600     7,705     600     8,305          -      11,310
J. Dormann              1,000       0     1,000       0     1,000          -       1,000
F. Gerber               1,000       0     1,814       0     1,814          -       2,950
L.V.  Gerstner, Jr.    60,408     456    60,408     456   132,560    330,130     473,733
N.O.  Keohane               0     494     3,308     494     3,802          -       4,583
C.F.  Knight            2,063       0     3,452       0     3,452          -       3,904
N.C.  Lautenbach       19,577       0     9,870   9,707    36,586    161,422     198,330
L.A. Noto                 858     608     1,325     608     1,933          -       2,055
J.B.  Slaughter            50       0     2,777       0     2,777          -       3,741
G.R. Thoman             2,662       0     2,662       0    19,001     60,767      81,061
J.M. Thompson           5,465       0       324   5,141    22,139    172,574     194,713
P.A. Toole             24,159     120    11,784  12,495    26,288    175,344     201,949
A. Trotman              1,000       0     1,467       0     1,467          -       1,630
L.C.  van Wachem        1,000       0     1,465       0     1,465          -       2,204
C.M. Vest                 100       0       385       0       385          -         584
Directors and executive
officers as a group(4)180,262   7,380   127,547  77,959   358,248* 1,265,198*   1,649,406

* The total of these two columns represents less than 1% of the outstanding shares. No individual's beneficial holdings totaled more than 1/10 of 1% of the outstanding shares. These holdings do not include 1,487,947 shares held by the IBM Retirement Plan Trust Fund, over which the members of the Board have the right to acquire shared investment power by withdrawing authority now delegated to the Retirement Plans Committee, a management committee. The directors and officers included in the table disclaim beneficial ownership of shares beneficially owned by family members who reside in their households. The shares are reported in such cases on the presumption that the individual may share voting and/or investment power because of the family relationship.

(1) For executive officers, this column includes shares shown in the "Voting Power" and "Investment Power" columns as well as shares of restricted stock held by the executive. For non-employee directors, this column includes shares earned and accrued under the Directors Deferred Compensation and Equity Award Plan. They have no voting power over such shares and investment power only with regard to Promised Fee Shares that are acquired as a result of deferring fees paid to them. Fractional shares attributable to participation in this plan are not shown.

(2)  Shares that can be purchased under an IBM stock option plan.

(3) This column shows the total IBM stock-based holdings, including the securities shown in the "Stock" column and the "Acquirable within 60 days" column, as well as other IBM stock-based interests, including, as appropriate, employee contributions into the IBM Stock Fund under the IBM Extended Tax Deferred Savings Plan ("ETDSP") and all Company matching contributions under the ETDSP. This column also includes the following Promised Fee Shares that were credited to the following non-employee directors in connection with the elimination of pension payments to such directors: C. Black - 86 shares; H. Brown - 3,005 shares; F. Gerber - 1,136 shares; N.O. Keohane - 781 shares; C.F. Knight - 452 shares; L.A. Noto - 122 shares; J.B. Slaughter - 964 shares; A. Trotman - 163 shares; L.C. van Wachem - 739 shares; and C.M. Vest - 199 shares. These Promised Fee Shares are payable in cash upon retirement or other completion of service as a director.

(4)  None of the directors or executive officers own any IBM preferred stock.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


Report on Executive Compensation

The Executive Compensation and Management Resources Committee (the "Committee") is responsible for administering the Company's executive compensation policies and practices and approves all elements of compensation for elected corporate officers and certain other senior management positions. In carrying out its duties, the Committee has direct access to independent compensation consultants and outside survey data. The Committee reports regularly to the Board of Directors on its activities and obtains ratification by the non-employee members of the Board of all items of compensation for the two highest-paid executives. The Committee is comprised of three outside directors who are not eligible to participate in any of the plans or programs that it administers.

Compensation Philosophy and Practices

The Board believes that leadership and motivation of the Company's employees are critical to achieving the objective of continuing IBM's return to preeminence both in the marketplace and as an investment for stockholders. The Committee is responsible to the Board for ensuring that the individuals in executive positions are highly qualified and that they are compensated in a way that furthers the Company's business strategies and which aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

- offer compensation opportunities that attract the best talent to IBM; motivate individuals to perform at their highest levels; reward outstanding achievement; and retain those with leadership abilities and skills necessary for building long-term stockholder value.

- maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company as well as to the creation of incremental stockholder value.

- encourage executives to manage from the perspective of owners with an equity stake in the Company.

Beginning in 1994, Section 162(m) of the U.S. Internal Revenue Code of 1986 (the "Code") limits deductibility of compensation in excess of $1 million paid to the Company's chief executive officer and to any of the Company's four highest-paid executive officers unless this compensation qualifies as "performance-based." As described in IBM's 1995 Proxy Statement, the Committee has taken actions so that both annual cash incentives and Long-Term Performance Incentive awards for performance periods beginning in 1995 and thereafter should qualify as "performance-based" compensation under Section 162(m). The Committee also amended IBM's Extended Tax Deferred Savings Plan to permit an executive officer who is subject to Section 162(m) and whose salary is above $1 million, to defer a sufficient amount of the salary to bring it below the Section 162(m) limit. Additionally, based on the regulations, any taxable compensation derived from the exercise of stock options under the IBM 1994 Long-Term Performance Plan and prior plans should be exempt from this limit. The Committee is not precluded, however, from making compensation payments under different terms even if they would not qualify for tax deductibility.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

While performance against financial objectives is the primary measurement for executive officers' annual incentive compensation, other factors also can affect pay. Every executive, as well as every employee, is expected to uphold and comply with IBM's Business Conduct Guidelines, which require the individual to maintain the Company's discrimination-free workplace and high standards of environmental protection. Upholding the Business Conduct Guidelines contributes to the success of the individual employee, and to IBM as a whole.

IBM's compensation program for executive officers is targeted to provide a total compensation level (including both annual and long-term incentives) at approximately the 75th percentile of survey companies. For executive officers recently recruited by IBM, annual compensation rates and long-term incentive awards reflect amounts necessary to attract them to the Company. Compensation is benchmarked by independent consultants using surveys of both the information technology industry and the largest U.S. market-capitalized companies. These firms have executive positions similar to those at IBM in magnitude, complexity and scope of responsibility, and they are representative of companies with whom IBM competes for executive talent. This is a broader and more diverse set of companies than those included in the S&P Computer Systems Index used for the Performance Graph on page 23.

Stock ownership guidelines have been established for senior management to increase their equity stake in the Company and more closely link their interests with those of the stockholders. These guidelines provide that within a five-year period senior executives should attain an investment position in IBM stock or stock units of two to four times their base salary depending on the individual's responsibilities.

Components of Executive Compensation

The compensation program for executive officers consists of the following components:

ANNUAL CASH COMPENSATION: this includes base salary and annual cash incentive (bonus). Both salary and the annual target incentive opportunity are established for each executive officer based on job responsibilities, level of experience, overall performance and contribution to the business, as well as information obtained from external surveys. The annual target incentive is tied to specific performance measures. Incentive award payments for 1995 were based on financial targets of pre-tax earnings and cash flow (excluding the impact of the acquisition of Lotus) with most of the weighting on earnings, thereby establishing a direct link between executive pay and Company profitability. The Committee approved financial targets early in the year and certified attainment at the end of the performance period. The Committee used judgment based on individual accomplishments in areas such as strategy development, leadership of special projects, implementation of key business programs and customer satisfaction to determine the final payment amounts. Actual incentive payouts may be above or below the executive's target incentive opportunity. Since the Company's financial performance for 1995 exceeded the objectives set by the Committee, above-target incentive payouts were made to each of the executive officers named in the Summary Compensation Table.

              IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

LONG-TERM INCENTIVE COMPENSATION: included are stock options, Long-Term Performance Incentive awards and restricted stock unit awards. The objectives for these awards are to closely align executive interests with the longer term interests of stockholders and to retain the skills that are critical to the future success of the business. Stock options and long-term performance incentive opportunities depend on the creation of incremental stockholder value or the attainment of cumulative financial targets over several years. These long-term grants represent a significant portion of the total compensation opportunity provided to executive officers. Award sizes are based on individual performance, level of responsibility, the executive's potential to make significant contributions to the Company, and award levels at companies included in the surveys. Long-term incentives granted in prior years are also taken into consideration.

- Stock Options are typically granted annually to executives and other selected employees whose contributions and skills are critical to the long-term success of the Company. Options are granted with an exercise price equal to the market price of the Company's common stock on the date of grant, vest over a period of up to four years, and expire after ten years. These options only have value to the recipients if the price of the Company's stock appreciates after the options are granted.

- Long-Term Performance Incentive (LTPI) awards provide senior management with an incentive linked to both multiple year corporate financial performance and stockholder value. Awards are intended to be made annually in the form of performance stock units. For awards covering the period 1995-97, the stock units can be earned based on achieving cumulative financial goals of earnings-per-share and cash flow (with most of the weighting on earnings-per-share). Depending on the level of performance against the three-year goals, payout of the stock units can range between 0% to 150% of the target award (the awards made in 1995 are shown in the Table on page 19). The stock units are valued based upon the market price of the Company's common stock. For LTPI awards made in 1993 covering the three-year period through 1995, the financial goals were earnings-per-share and cash flow, equally weighted. Based on the Company's performance for this period, the maximum number of stock units was earned by the participants. Payouts for the named executives are reported in the Summary Compensation Table on page 17.

- Restricted Stock Unit awards are designed to provide long-term retention for certain key members of senior management. These awards are highly selective, limited to a very small group of executives, and equity-based so as to tie them directly to stockholder return. The restriction period is normally five years.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

Compensation for the Chairman and Chief Executive Officer

On March 26, 1993, IBM entered into an employment agreement with Mr. Louis V. Gerstner, Jr., to become chairman and chief executive officer of the Company. In 1995, Mr. Gerstner's base salary, annual cash incentive opportunity and Long-Term Performance Incentive (LTPI) award covering the period 1995-97 were governed by this employment agreement. Based on the above-target achievement of the Company's financial objectives for 1995 (discussed above under Annual Cash Compensation), and their assessment of specific business accomplishments during the year, the Committee approved an annual incentive payment of $2,775,000 for Mr. Gerstner. He also earned a payout from the 1993-95 LTPI based on the Company's cumulative financial results over the three-year period (discussed above under Long-Term Performance Incentive) valued at $1,274,663. One-half of this amount was paid in cash and the balance was delivered in restricted shares of IBM common stock. In 1995, the Committee granted Mr. Gerstner a stock option covering 100,000 shares of IBM common stock as part of the Company's on-going stock option program and awarded him 65,000 restricted stock units which do not vest until the end of five years. In approving these awards, the Committee considered several factors: analyses prepared by an independent consultant of both option grants and restricted stock awards made to chief executive officers at other major companies in the survey group; the continued challenge of providing global leadership for a large, complex business such as IBM in a very dynamic and competitive industry; and Mr. Gerstner's contributions to the continued improvement of the Company's business results.

Effective for 1996, Mr. Gerstner's Employment Agreement was amended to reduce his base salary and increase his target opportunities for the annual cash incentive and Long-Term Performance Incentive. This amendment was made to further align the Chairman's compensation with the performance of the Company.

The terms of Mr. Gerstner's employment agreement are described in the section entitled, "Employment Agreements and Change-in-Control Arrangements" on page 22.


Charles F. Knight (chairman)
Alex Trotman
Charles M. Vest

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


Summary Compensation Table
                                                                             Long-Term Compensation(2)
                                                                             -------------------------
                                   Annual Compensation(1)                  Awards                Payouts
                                   ---------------------------------------------------------------------
                                                          Other    Restricted     Securities
Name and                                                  Annual     Stock        Underlying       LTIP            All Other
Principal Position   Year      Salary       Bonus      Compensation  Awards        Options(#)     Payouts        Compensation
-----------------------------------------------------------------------------------------------------------------------------

L.V.  Gerstner, Jr.   1995   $2,000,000   $2,775,000   $        0   $7,044,375      100,000      $1,274,663      $  138,000(3)
Chairman and CEO      1994    2,000,000    2,600,000            0            0      225,000               0       7,755,055
                      1993    1,500,000    1,125,000      160,130            0      500,000               0       4,924,596


N.C. Lautenbach       1995      515,000      725,000            0    1,363,125       40,000         382,370          32,700(3)
Senior VP             1994      490,000      575,000            0            0       60,000               0           2,250
                      1993      490,000      300,000            0            0       40,000               0           2,698


J.M.  Thompson        1995      493,334      725,000            0    1,363,125       40,000         318,689         112,048(4)
Senior VP             1994      458,000      550,000            0            0       60,000               0         110,820
                      1993      448,000      315,000            0            0       35,000               0         110,887

G.R. Thoman           1995      500,000      625,000            0    1,363,125       35,000         254,913          24,000(3)
Senior VP and CFO     1994      500,000      300,000            0            0       50,000               0           2,248
                      1993        6,944        6,133            0            0       50,000               0       2,688,665(5)

P.A. Toole            1995      472,500      615,000            0            0       35,000         382,370          29,925(3)
Senior VP             1994      458,334      525,000            0            0       60,000               0           2,233
                      1993      450,000      363,000            0            0       42,000               0           2,698


(1) The 1993 annual compensation for Messrs. L.V. Gerstner, Jr., and G.R. Thoman reflects less than a full year.

(2) At the end of 1995, Mr. Gerstner held 25,661 performance stock units and 65,000 restricted stock units having a combined value of $8,318,147; Mr. Lautenbach held 11,688 performance stock units and 9,707 shares of restricted stock having a combined value of $1,962,991; Mr. Thompson held 11,173 performance stock units and 5,141 shares of restricted stock having a combined value of $1,496,810; Mr. Thoman held 9,658 performance stock units having a value of $886,122; and Mr. Toole held 10,688 performance stock units and 12,375 shares of restricted stock having a combined value of $2,116,030. Restricted stock and restricted stock units earn dividends and dividend equivalents at the same rate as dividends paid to shareholders. No dividend equivalents are paid on outstanding performance stock units. The value of 15,000 restricted stock units awarded to each of Messrs. Lautenbach, Thompson and Thoman in January, 1996, is not included in the combined values of this footnote, but is displayed in the Restricted Stock Awards column in the table above. Except for dividend and dividend equivalents paid, restricted stock/unit awards have no value to the recipient until the restrictions are released.

(3) Represents the Company's contributions to the IBM Tax Deferred Savings Plan and the Extended Tax Deferred Savings Plan.

(4) Payments to equalize cost-of-living and housing differences, and for certain other expenses, related to assignment outside of home country.

(5) A one-time payment given in replacement for various benefits and rights from his former employer that were forfeited upon Mr. Thoman joining IBM.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


Stock Option/SAR Grants in Last Fiscal Year (1)

                      ---------------------------------------------------
                                        Individual Grants
                      ---------------------------------------------------
                          Number     % of Total                           Potential Realizable Value at
                      of Securities Options/SARs                            Assumed Annual Rates of
                        Underlying   Granted to  Exercise                  Stock Price Appreciation for
                       Options/SARs Employees in  Price    Expiration        Ten-Year Option Term(3)
Name                    Granted(2)  Fiscal Year  per Share     Date         0%          5%          10%
L.V.  Gerstner, Jr.      100,000       1.55%      $ 74.63    2/27/05  $      0   $ 4,693,000   $11,894,000

N.C.  Lautenbach          40,000        .62%        74.63    2/27/05         0     1,877,200     4,757,600

J.M. Thompson             40,000        .62%        74.63    2/27/05         0     1,877,200     4,757,600

G.R. Thoman               35,000        .54%        74.63    2/27/05         0     1,642,550     4,162,900

P.A. Toole                35,000        .54%        74.63    2/27/05         0     1,642,550     4,162,900


Increase in market value of IBM common stock for             5% (to $121/share)      10% (to $193/share)
all stockholders at assumed annual rates of stock            ------------------      -------------------
price appreciation (as used in the table above)
from $74.63 per share, over the ten-year period,               $ 25.7 billion           $ 65.2 billion
based on 547.8 million shares outstanding on
December 31, 1995.

(1) No Stock Appreciation Rights (SARs) were granted to the named executive officers during 1995.

(2) Included in the total aggregate exercise price for the grants made to each of Messrs. Gerstner, Lautenbach, Thoman and Toole is approximately $100,000 of Incentive Stock Options, which become exercisable in two equal installments on the first and second anniversary dates. The balance of their grants, as well as the grant made to Mr. Thompson, become exercisable in four equal annual installments commencing on the first anniversary date. All options become exercisable upon retirement. Mr. Gerstner's grant also becomes exercisable on a termination without cause, including upon a "change-in-control," as defined in his employment agreement.

(3) Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, a 5% annual growth rate results in a stock price of $121.56 per share and a 10% rate results in a price of $193.57 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

---------------------------------------------------------------------------------------------------------------------
                                                   Number of Securities
                          Shares                   Underlying Unexercised         Value of  Unexercised In-the-Money
                        Acquired on    Value    Options/SARs at Fiscal Year-End    Options/SARs at Fiscal Year-End
                                                ---------------------------------------------------------------------
Name                     Exercise(#)  Realized    Exercisable  Unexercisable         Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------------
L.V.  Gerstner, Jr.         2,908    $  132,859       304,796       517,296          $12,642,130   $17,820,255

N.C. Lautenbach                 0             0       144,853       113,212            1,609,547     3,271,453

J.M. Thompson                   0             0       130,074       111,250            1,422,350     3,221,450

G.R. Thoman                     0             0        38,780        96,220            1,345,043     2,813,157

P.A. Toole                 26,471       626,135       140,605       109,712               63,556     3,232,293
---------------------------------------------------------------------------------------------------------------------

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


Long-Term Incentive Plans-Awards in Last Fiscal Year
---------------------------------------------------------------------------------------------------------
                                      Performance or
                      Number of        Other Period               Estimated Future Payouts under
                     Shares, Units   Until Maturation             Non-Stock Price-Based Plans(1)
Name                or Other Rights      or Payout     Threshold(#)(2)        Target(#)        Maximum(#)
---------------------------------------------------------------------------------------------------------
L.V.  Gerstner, Jr.      6,700          1/95-12/97         1,675               6,700              10,050
N.C. Lautenbach          6,000          1/95-12/97         1,500               6,000               9,000
J.M. Thompson            6,000          1/95-12/97         1,500               6,000               9,000
G.R. Thoman              5,000          1/95-12/97         1,250               5,000               7,500
P.A. Toole               5,000          1/95-12/97         1,250               5,000               7,500
---------------------------------------------------------------------------------------------------------

(1) Long-Term Performance Incentive (LTPI) awards are denominated in Performance Stock Units (PSUs) which are equivalent in value to IBM common stock. PSUs are earned for achieving specified cumulative business objectives of earnings-per-share and cash flow, weighted 80/20 respectively, over a three-year performance period beginning 1/1/95 and ending 12/31/97. Performance against each of the targets will be subject to separate payout calculations. The target number of performance stock units will be earned if 100% of the objectives are achieved. The threshold number will be earned for the achievement of 70% of the objectives and the maximum number will be earned for achieving 120% of the objectives. No payout will be made for performance below the threshold.

     After the performance period, one-half of the earned performance stock units will be paid in cash. The cash value for each performance stock unit will be based on the fair market value of one share of IBM common stock as of 12/31/97. The balance of the performance stock units will be paid in an equivalent number of stock units which will be restricted for a two-year period ending 12/31/99.

(2) The amounts in this column represent the threshold number that can be earned if 70% attainment of both business objectives is achieved. In the event that only one objective is achieved (at the 70% level), then the number of performance stock units earned would be 80% of the threshold number based on earnings-per-share achievement or 20% based on cash flow achievement.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

Retirement Plan

For Messrs. Lautenbach and Toole, retirement benefits payable annually under the IBM Retirement Plan will be determined by the average of the three consecutive highest-paid years of compensation (as defined) multiplied by total service through year-end 1994 times 1.43%, minus 1.43% of estimated Social Security benefits multiplied by total service through year-end 1994, plus 1.35% of compensation thereafter. In no event will more than 30 years of total service (or total service as of December 31, 1993, if greater than 30 years) be taken into account in calculating the benefit under the above formula. This formula will remain in effect for accruals through December 31, 2000.

Effective January 1, 1995, IBM amended the IBM Retirement Plan to introduce an alternative benefit formula if such formula yields a greater benefit than the Plan formula described above. However, the pre-existing Plan formula will yield a greater benefit for most employees until the year 2000. The new formula, which will be phased in over a five-year period, provides for the crediting of age-weighted percentage points annually up to a maximum of 500 points. The total points at retirement are multiplied by average annual compensation over the final five years of compensation (or the highest consecutive five years of compensation if this yields a greater benefit). The result, with minor adjustments, is divided by a benefit conversion factor based on the participant's age at retirement to determine the annual annuity benefit.

IBM also introduced the IBM Supplemental Executive Retirement Plan (the "SERP"), effective January 1, 1995, to attract and retain executives whose skills and talents are important to IBM's operations by providing retirement income that supplements benefits under the IBM Retirement Plan. The SERP benefit is calculated in annuity form as the sum of:

(1) 1.70% times average annual compensation over the final five years of employment or the highest consecutive five calendar years of compensation, whichever is greater, up to $185,000 times years of service up to 20 years, plus

(2) 2.55% of such compensation in excess of $185,000 times years of service up to 20 years, plus

(3) 1.30% of such compensation times years of service between 20 and 30 years, plus

(4) 0.75% of such compensation times years of service between 30 and 35 years with no accruals past 35 years of service,

provided that average annual compensation shall be at least $150,000 and that the SERP benefit will be reduced by the benefit payable under the IBM Retirement Plan. The SERP benefit will phase in until 100% accrual is attained for executives retiring on or after December 31, 1997. SERP benefits are forfeited if an individual is no longer an executive at retirement or fails to comply with the Plan's non-compete provisions.

The elements of compensation upon which both the IBM Retirement Plan and the SERP benefits are based include salary and bonus. In addition, the IBM Retirement Plan includes amounts credited because of recurring cash and stock awards. The projected IBM plan benefits set forth below assume no change in rate of compensation.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

Mr. Gerstner's annual pension from the Company under his employment agreement has been set at approximately $1,140,000 at age 60, when his employment agreement expires.

In connection with his employment by the Company in 1993, Mr. Thoman was given credit for 16 years and 3 months of combined service at American Express Company and RJR Nabisco to be used in the calculation of his IBM pension. Further, he was promised that his IBM retirement pension would be added to his American Express pension and that this would yield a combined minimum life annuity of $450,000 annually provided he remains employed by the Company until July 1, 1999. At age 60 (in 2004), his combined annual annuity benefit including his benefit from the IBM Retirement Plan and the IBM Supplemental Executive Retirement Plan is currently estimated at $533,000. The IBM annuity will be prorated if he leaves the Company without cause before July 1, 1999, and forfeited if he leaves the Company to accept employment with an IBM competitor except for a small portion which he would retain provided he met the IBM Retirement Plan minimum vesting requirement of 5 years of actual IBM service.

Prior to any reduction for survivorship options and assuming there is no forfeiture of benefits, the estimated annual retirement benefit at age 60 for Mr. Lautenbach would be $656,000 and for Mr. Toole would be $567,000. Employees outside the United States are covered by different retirement plans, varying from country to country. Mr. Thompson is covered by the retirement plan of IBM Canada, and his estimated annual single life retirement benefit payable in U.S. dollars at age 60, assuming the currency exchange rate in effect as of December 31, 1995, would be $355,000.

Other Deferred Compensation Plans

The IBM Tax Deferred Savings Plan (the "TDSP") allows all eligible employees to defer up to 12% of their income on a tax favored basis into a tax exempt trust pursuant to Internal Revenue Service guidelines. IBM matches these deferrals at the rate of 50% for the first 6% of compensation deferred. The employee accounts are invested by the plan trustee in up to eight investment funds, including an IBM Stock Fund, as directed by the employees. Corporate officers have participated in the TDSP since its inception in 1983 on the same basis as all other employees except that they could not participate in the IBM Stock Fund investment option. Commencing February 1, 1995, officers are now permitted to invest in the TDSP's IBM Stock Fund consistent with the Company's increased emphasis on stock ownership. Internal Revenue Service limits on the TDSP preclude in 1996 an annual investment of more than $9,500 or an eligible compensation base of more than $150,000 for any one employee.

IBM has established the Extended Tax Deferred Savings Plan (the "ETDSP"), effective January 1, 1995, which allows any executive, including officers, whose rate of compensation is at least $150,000 annually or who is a member of the Senior Management Group, to defer additional monies and receive a Company match on the same basis as the TDSP except that the Company match for the ETDSP is credited only in units of IBM common stock which are not transferable to other investment alternatives during employment. In addition, participants can defer all or a portion of their annual incentive until retirement under the ETDSP. In the event that the salary of a Company officer who is subject to the limits of
Section 162 (m) of

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

the Code exceeds $1,000,000, such officer may defer up to 100 percent of his or her salary. The ETDSP is not funded and participants are general creditors of the Company. All investments in the ETDSP earn income based on the results of the actual TDSP funds' performance but the income is paid out of Company funds rather than the actual returns on a dedicated investment portfolio.

Employment Agreements and Change-in-Control Arrangements

The Company entered into an employment agreement with Mr. Gerstner as of March 26, 1993, whereby he serves as the chairman and chief executive officer of the Company. The agreement provided Mr. Gerstner with: an annual salary of at least $2,000,000; an annual incentive target award opportunity of at least $1,500,000 with a minimum 1993 award of $1,125,000; a long-term performance incentive with a target opportunity of at least $500,000; and an annual pension at age 60 from IBM of approximately $1,140,000.

In the event of termination without cause, or due to a "change-in-control" of the Company, as defined in the agreement, Mr. Gerstner would receive 36 months salary, prorated incentive payments, the right to exercise all stock options, and other specified benefits. The employment agreement was amended to provide that, effective January 1, 1996, Mr. Gerstner's annual salary is at least $1,500,000, his annual incentive target award opportunity is at least $2,000,000, and his annual long-term performance incentive target award opportunity is at least $1,500,000. Otherwise the agreement is unchanged. The Company has no other change-in-control arrangements with any of its executive officers. There are no employment agreements with the named executive officers, other than Mr. Gerstner, that provide for their continuing service.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

Performance Graph

Comparison of Five-Year Cumulative Total Return for
IBM, S&P 500 Stock Index, and S&P Computer Systems Index (excluding IBM)

                               1990    1991      1992      1993      1994        1995

International Business
Machines Corp.                 $100     $82       $49       $57       $76         $95

S&P 500                        $100     $130      $140      $155      $157        $215

S&P Computer Systems
Index (Excl. IBM)              $100     $106      $103      $93       $116        $157

The above graph compares the five-year cumulative total return for IBM common stock with the comparable cumulative return of two indexes. Since IBM is a company within the Standard & Poor's ("S&P") 500 Stock Index, the Securities and Exchange Commission's proxy rules require the use of that Index. Under those rules, the second index used for comparison may be a published industry or line-of-business index. In IBM's case, the S&P Computer Systems Index (excluding
IBM), shown above, is such an index.

The graph assumes $100 invested on December 31, 1990, in IBM common stock and $100 invested at that same time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


2. Ratification of Appointment of Auditors

The Board of Directors has appointed the firm of Price Waterhouse LLP, independent accountants, to be IBM's auditors for the year 1996 and recommends to stockholders that they vote for ratification of that appointment.

Price Waterhouse LLP served in this capacity for the year 1995. Its representative will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The committee also reviews and approves proposed nonaudit services to ensure that they will not impair the independence of the accountants.

Before making its recommendation to the Board for appointment of Price Waterhouse LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The committee has expressed its satisfaction with Price Waterhouse LLP in all of these respects. The committee's review included inquiry concerning any litigation involving Price Waterhouse LLP and any proceedings by the Securities and Exchange Commission against the firm. In this respect, the committee has concluded that the ability of Price Waterhouse LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation.

The IBM Board of Directors recommends a vote FOR this proposal.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

3. Stockholder Proposal

Stockholder proposals may be submitted for inclusion in IBM's 1997 proxy material after the 1996 Annual Meeting but received no later than 5 p.m. EST on November 18, 1996. Proposals must be in writing and sent via registered, certified, or express mail to: Office of the Secretary, International Business Machines Corporation, One Old Orchard Road, Armonk, N.Y. 10504. Facsimile or other forms of electronic submissions will not be accepted.

Management carefully considers all proposals and suggestions from stockholders. When adoption is clearly in the best interests of the Company and stockholders, and can be accomplished without stockholder approval, the proposal is implemented without inclusion in the proxy material.

Examples of stockholder proposals and suggestions that have been adopted over the years include stockholder ratification of the appointment of auditors, improved procedures involving dividend checks and stockholder publications, and changes or additions to the proxy material concerning such matters as abstentions from voting, appointment of alternative proxy, inclusion of a table of contents, proponent disclosure, and secrecy of stockholder voting.

Management opposes the following proposal for the reasons stated after the proposal.

Stockholder Proposal on Affirmation of IBM's Political Non-Partisanship

Management has been advised that Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, the owner of 50 shares, intends to submit the following proposal at the meeting:

Resolved: "That the stockholders of IBM assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

"(a) The handing of contribution cards of a single political party to an employee by a supervisor.

"(b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

"(c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

"(d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

"(e) Placing a preponderance of contribution cards of one party at mail station locations."

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT



REASONS: "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy Onio [sic] News has condemned partisan solicitation for political purposes by managers in a local company (not IBM)."

"Last year the owners of 25,960,870 shares, representing approximately 7.2% of shares voting, voted FOR this proposal."

"If you AGREE, please mark your proxy FOR this resolution."
--------------------------------------------------------------------------------
The IBM Board of Directors recommends a vote AGAINST this proposal.

IBM, like all corporations, is subject to laws and regulations that limit corporate involvement in political election campaigns. IBM is committed to full compliance with those laws and regulations.

In addition, it is IBM's long-standing policy to prohibit IBM employees from making contributions of Company resources such as money, goods, or services to political candidates or parties. This policy is designed to allow employees, as individual citizens, to participate in the political process as they see fit, regardless of party affiliation or political persuasion, while maintaining the non-partisanship of the institution as a whole. In the Board's opinion, IBM's policies, together with federal and state laws and regulations regarding corporate involvement in political campaigns, strike an appropriate balance between allowing IBM employees to exercise lawfully their individual constitutional rights to participate in the political process while maintaining the Company's political neutrality. Therefore, the Board recommends a vote against this proposal.

In November of 1992, IBM was notified by the Federal Election Commission that the Commission was investigating solicitations by the then chairman of the board of IBM of campaign contributions that were made by certain senior IBM executives for a fund-raising luncheon in connection with the 1992 presidential election. The notice stated that the Federal Election Commission was investigating whether IBM resources or personnel were improperly utilized in the fund-raising effort in violation of federal election laws and regulations governing the activities of federal contractors. IBM has responded to the Federal Election Commission and provided information relating to the solicitations. Although the Commission's proceedings are continuing, IBM does not believe that its resources or personnel were utilized in a manner that violated any applicable law.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT

OTHER BUSINESS

Management knows of no other matters that may properly be, or are likely to be, brought before the meeting. If other proper matters are introduced, the individuals named as Proxies on the enclosed Proxy Card will vote shares it represents.

Proxies and Voting at the Meeting

The $1.25 par value capital stock of the Company (its common stock) is its only class of security entitled to vote at the April 30, 1996, meeting. Each stockholder of record at the close of business on March 11, 1996, is entitled to one vote for each share held. The Proxy Card covers the number of shares to be voted, including any shares held for participants in the IBM Dividend Reinvestment Plan and Employees Stock Purchase Plans. On February 9, 1996, there were 544,739,550 common shares outstanding and entitled to be voted.

Directors are elected by a plurality of votes cast. A majority of the votes cast is required to ratify the appointment of auditors and to recommend that the Board consider adoption of a stockholder proposal. Under the law of New York, IBM's state of incorporation, "votes cast" at a meeting of stockholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions, broker non-votes, and withheld votes will not be considered "votes cast" based on current state law requirements and IBM's Certificate of Incorporation and By-laws.

All stockholder meeting proxies, ballots, and tabulations that identify individual stockholders are kept secret, and no such document shall be available for examination, nor shall the identity or the vote of any stockholder be disclosed except as may be necessary to meet legal requirements under the laws of New York, IBM's state of incorporation. Votes are counted by employees of First Chicago Trust Company of New York, IBM's independent transfer agent and registrar, and certified by the Inspectors of Election who are employees of Corporation Trust Company.

Shares cannot be voted unless a signed Proxy Card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder giving a proxy may revoke it at any time before it is voted. If a stockholder wishes to give a proxy to someone other than the individuals named as Proxies on the Proxy Card, he or she may cross out the names appearing on the enclosed Proxy Card, insert the name of some other person, sign, and give the Proxy Card to that person for use at the meeting.

             IBM NOTICE OF 1996 ANNUAL MEETING AND PROXY STATEMENT


Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed Proxy Card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; merely sign, date, and return the Proxy Card in the enclosed envelope.

Solicitation of proxies is being made by the Company through the mail, in person, and by telecommunications. The cost thereof will be borne by the Company. In addition, management has retained Morrow & Co., Inc., to assist in soliciting proxies for a fee of approximately $35,000, plus reasonable out-of-pocket expenses.


/s/ John E. Hickey

John E. Hickey
Vice President and Secretary
March 18, 1996

[LOGO]
Dear IBM Stockholder:,                                           PROXY IDENTIFYING NO.                         9926
                                                            [X]  Please mark your votes as in this example

Your vote is important.  Attached is your 1996 IBM               PROXY CARD     IBM's Directors recommend a vote
Proxy Card.  Please read both sides of the card,                                FOR proposals 1 and 2 and AGAINST
and mark, sign, and date it.  Detach and return it                              stockholder proposal 3.  SHARES WILL
promptly using the enclosed envelope.  We urge                                  BE SO VOTED UNLESS OTHERWISE
you to vote your shares.                                                        INDICATED.
                                                            -------------------------------------------------------
You are invited to attend the Annual Meeting of             IBM'S Directors recommend a vote FOR proposals 1 and 2.
                                                            -------------------------------------------------------
Stockholders on Tuesday, April 30, 1996, at                 1. Election of Directors  FOR  [ ]  WITHHELD [ ]
10 a.m. in the Atlanta Civic Center,                           (see reverse)
                                                               For, except vote WITHHELD from the following
395 Piedmont Ave., N.E., Atlanta, Georgia.  If                 nominee(s):
you plan to attend the Annual Meeting, you
                                                               ---------------------------------------------
should mark the box provided on the attached                2. Ratification of appointment of auditors
Proxy Card.  An admission ticket is attached                   (page 24) FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
for your convenience.
                                                               ------------------------------------------------------
                                                               IBM's Directors recommend a vote AGAINST proposal 3.
                                                               ------------------------------------------------------
As part of IBM's ongoing efforts to reduce expenses,        3. Stockholder Proposal on affirmation of IBM's political
we are asking our stockholders to permit IBM to                non-partisanship
send only one copy of stockholder publications to              (page 25) FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
their household.  It you are receiving multiple
copies of stockholder reports at your address and
wish to eliminate them for the account shown on the            Will Attend Annual Meeting      [ ]
attached Proxy Card, please mark the box provided on           Discontinue Mailing Publications to this Account  [ ]
the card.  You will continue to receive your proxy
mailings for shares held in this account.                   Signature(s)                                Date
                                                                        --------------------------------    ----------
                                                            PLEASE SIGN AND DATE HERE, DETACH AND RETURN IN ENCLOSED
Thank you very much for your cooperation and                ENVELOPE.
continued loyalty as an IBM Stockholder.                    ---------------------------------------------------------

/s/John E. Hickey                                           ADMISSION TICKET TO THE 1996 ANNUAL MEETING OF
    John E. Hickey                                          IBM STOCKHOLDERS
    Vice President and Secretary

                                                            This is your admission ticket for the Annual Meeting of
                                                            Stockholders to be held on Tuesday, April 30, 1996, at
                                                            10 a.m. in the Atlanta Civic Center, 395 Piedmont Ave.,
                                                            N.E., Atlanta, Georgia.

                                                            Stockholders must have a ticket for admission to the
                                                            meeting.  This ticket is issued to the stockholder whose
                                                            name appears on it and is non-transferable.




                                                                                [LOGO]


PROXY CARD
[LOGO] International Business Machines                 Proxy Solicited by the Board of Directors
       Corporation                                     for the Annual Meeting of Stockholders
       Armonk, New York  10504                         April 30, 1996


     Louis V. Gerstner, Jr., Lawrence R. Ricciardi, and John E. Hickey, or any of them individually and each of them with the power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of International Business Machines Corporation owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held in the Atlanta Civic Center,
     Atlanta, Georgia, at 10 a.m. on Tuesday, April 30, 1996, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of 1996 Annual Meeting and Proxy Statement dated
     March 18, 1996.

     Election of Directors, Nominees:
     C. Black, H. Brown, J. Dormann, L.V. Gerstner, Jr., N.O. Keohane, C.F. Knight, L.A. Noto,
     J.B. Slaughter, A. Trotman, L.C. van Wachem, C.M. Vest










     (Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the meeting.)

















PLEASE DETACH AND PRESENT THIS TICKET FOR ADMISSION TO THE ANNUAL MEETING

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attention:  Mr. Robert F. Bartelmes
            Branch Chief, Division of Corporation Finance

Re:  International Business Machines Corporation (CIK # 51143)
     Electronic Filing of Definitive 1996 Proxy Materials

Dear Mr. Bartelmes:

     The filing fee for International Business Machines Corporation ("IBM"), in the amount of One Hundred Twenty-Five Dollars ($125.00), was wire-transferred to the account of the Securities and Exchange Commission ("SEC"), at Mellon Bank, SEC Account No. 910-8739, ABA No. 043000261, in Pittsburgh, Pennsylvania, on Friday, March 1, 1996 and was confirmed telephonically by SEC Filer Support on March 4, 1996 as received for our account. The Federal Reference Number for such wire transfer is 2353.

     In accordance with Rule 14a-6 of Regulation 14A of the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, we file the following:

     One copy of the definitive Proxy Statement for the IBM 1996 Annual Meeting of Stockholders in electronic format.

The definitive copy contains:

     (a)  Letter to stockholders from Mr. Louis V. Gerstner, Jr.,
          Chairman of the Board

     (b)  Notice of 1996 Annual Meeting and Proxy Statement

     (c)  Form of Proxy Card

     These materials will be mailed to IBM stockholders beginning on the day, or the day after, notice has been received by IBM that the filing of such materials under EDGAR has been accepted by the SEC.

     If you require additional information, please contact the undersigned or Peter M. Action, Esq., Associate General Counsel, preferably by collect telephone call at 914/765-4805.


                                        Sincerely,



                                        John E. Hickey
                                        Vice President and Secretary